EXHIBIT 4.7


                     FORM OF REPRESENTATIVES' WARRANT OPTION


                          Explanatory note to attached:

              Representatives' Option for the Purchase of Warrants

      The Representative is a co-managing underwriter pursuant to an Underwriting Agreement dated , 2005 ("Underwriting Agreement") with A4S Security, Inc.. ("A4S") relating to the offering of 1,800,000 Units of A4S. Each Unit consists of one share of A4S's common stock and one warrant to purchase common stock, all as more fully described in the Underwriting Agreement and in a Warrant Agreement dated , 2005 between A4S and Corporate Stock Transfer, as warrant agent.

      The Units will be traded on the Nasdaq Small Cap Market until such time as A4S has (i) delivered a Notice of Separation to holders of Units and the warrant agent advising that the Units can be detached and separated into common stock and warrants; and (ii) provided for the separate listing of such common shares and warrants on the Nasdaq Small Cap Market. Each Unit will be divided into its separate component of one share of common stock and one warrant upon the earlier of one year from the date of the Underwriting Agreement, or upon thirty (30) days prior written notice from the Company. However, the Company will not allow separation of the Units until the earlier to occur of 60 days immediately following the date of the Underwriting Agreement or the exercise by the underwriters of their entire over-allotment option as provided in the Underwriting Agreement. Since the underwriters' options and warrants are not exercisable for 180 days from the date of issuance, the attached Representatives' Options assume that the Units have been separated into their separate component parts of common stock and warrants.



Date:                      , 2005
      ---------------------                                  A4S SECURITY, INC.

THE REPRESENTATIVES' OPTION REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WITH THE SECURITIES ADMINISTRATORS OF CERTAIN STATES UNDER THE SECURITIES ("BLUE SKY") LAWS OF SUCH STATES. HOWEVER, NEITHER THE REPRESENTATIVES' OPTION NOR SUCH SECURITIES MAY BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND UNDER THE APPLICABLE BLUE SKY LAWS.

THIS REPRESENTATIVES' OPTION MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS OTHERWISE PROVIDED HEREIN AND THE HOLDER OF THIS REPRESENTATIVES' OPTION, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS REPRESENTATIVES' OPTION EXCEPT AS OTHERWISE PROVIDED HEREIN.

                               A4S SECURITY, INC.

              Representatives' Option for the Purchase of Warrants
              ----------------------------------------------------


No. UWW-001                                    ________ Representatives' Options

      THIS CERTIFIES that, for receipt in hand of $60.00 and other value received (the "Purchase Price"), BATHGATE CAPITAL PARTNERS LLC. (the "Holder"), is entitled to subscribe for and purchase from A4S SECURITY, INC., a Colorado corporation (the "Company"), upon the terms and conditions set forth herein, at any time, or from time to time, after , 2005 and before 5:00 p.m. Colorado time on , 2010 (the "Exercise Period"), Warrants (a "Warrant" or the "Warrants") of the Company at an exercise price of $.12 per Representatives' Option, or 120% of the assumed $0.10 offering price of the warrants included in the Units to be sold by the Company in a public offering under the Registration Statement (as defined below). Each Warrant shall be identical to the warrants sold in the public offering to be underwritten by the Holder (the "Public Offering") except that the Warrants hereunder shall not be redeemable by the Company and shall be exercisable on a "cashless basis" as described in Section 2(c) below. Each Warrant shall be exercisable to purchase one share of Common Stock (a "Warrant Share") at a price of $ (120% of the exercise price of the Warrants sold in the Public Offering; the "Exercise Price") until , 2010, which is five years from the date on which the Company's Registration Statement on Form Sb-2, Registration No. 333-124238 (the "Registration Statement") was declared effective by the Securities and Exchange Commission (the "Effective Date").

      The term the "Holder" as used herein shall include any transferee to whom this Representatives' Option has been transferred in accordance with the terms of this Representatives' Option. As used herein the term "this Representatives' Option" shall mean and include this Representatives' Option and any Representatives' Option or Representatives' Options hereafter issued as a consequence of the exercise or transfer of this Representatives' Option in whole or in part, but shall exclude the Warrants, and the term "Common Stock" shall mean and include the Company's Common Stock with ordinary voting power, which class at the date hereof is publicly traded.

         1. This Representatives' Option may not be sold, transferred, assigned, pledged or hypothecated until , 2005 (180 days from the Effective Date of the Registration Statement) except that it may be transferred, in whole or in part,
(i) to one or more officers or partners of the Holder (or the officers or partners of any such partner); (ii) to a member of the underwriting syndicate and/or its officers or partners; or (iii) by operation of law. After , 2005, this Representatives' Option may be sold, transferred, assigned or hypothecated in accordance with applicable law.

         2. (a) This Representatives' Option may be exercised during the Exercise Period as to the whole or any lesser number of Warrants, by the surrender of this Representatives' Option (with the election attached hereto duly executed) to the Company at its office at 489 N. Denver Avenue, Loveland, Colorado 80537, or such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Purchase Price.

         (b) Following exercise of this Representatives' Option, and at any time thereafter through and until expiration of the Warrants, the Holder may exercise the Warrants underlying this Representatives' Option by tendering a notice of exercise, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares as to which such exercise relates.

         (c) Upon written request of the Holder, and in lieu of payment of the Exercise Price of the Warrants by check in accordance with paragraph 2(b) hereof, the Holder may exercise the Warrants (or any portion thereof) for and receive the number of Shares equal to a fraction, the numerator of which equals
(i) the amount by which the average of the Current Market Price of the Common Stock for the three days preceding the date of exercise exceeds the Exercise Price per Warrant, multiplied by (ii) the number of Warrant Shares to be purchased; the denominator of which equals the Current Market Price.

         (d) For the purposes of any computation under this Representatives' Option, the "Current Market Price" at any date shall be the closing price of the Common Stock on the business day next preceding the event requiring an adjustment hereunder. If the principal trading market for such securities is an exchange, the closing price shall be the reported last sale price on such exchange on such day provided if trading of such Common Stock is listed on any consolidated tape, the closing price shall be the reported last sale price set forth on such consolidated tape. If the principal trading market for such securities is the over-the-counter market, the closing price shall be the last reported sale price on such date as set forth by The Nasdaq Stock Market, Inc., or, if the security is not quoted on such market, the average closing bid and asked prices as set forth in the National Quotation Bureau pink sheet or the Electronic Bulletin Board System for such day. Notwithstanding the foregoing, if there is no reported last sale price or average closing bid and asked prices, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the Current Market Price shall be determined as of the latest date prior to such day for which such last sale price or average closing bid and asked price is available.

      3. Upon each exercise of this Representatives' Option, the Holder shall be deemed to be the holder of record of the Warrants issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrants shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Representatives' Option, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrants issuable upon such exercise, registered in the name of the Holder or its designee. If this Representatives' Option should be exercised in part only, the Company shall, upon surrender of this Representatives' Option for cancellation, execute and deliver a new Representatives' Option evidencing the right of the Holder to purchase the balance of the Warrants (or portions thereof) subject to purchase hereunder.

         4. Any warrants issued upon the transfer or exercise in part of this Representatives' Option (together with this Representatives' Option, the "Representatives' Options") shall be numbered and shall be registered in a Representatives' Option Register as they are issued. The Company shall be entitled to treat the registered holder of any Representatives' Option on the Representatives' Option Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Representatives' Option on the part of any other person. The Representatives' Options shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Representatives' Option or Representatives' Options to the person entitled thereto. The Representatives' Options may be exchanged, at the option of the Holder thereof, for another Representatives' Option, or other Representatives' Options of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrants (or portions thereof) upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Representatives' Options to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), or applicable state blue sky laws and the rules and regulations thereunder.

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
         5. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of this Representatives' Option and the Warrants purchasable upon exercise of this Representatives' Option, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of Warrants underlying this Representatives' Option shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

         6. The rights and privileges of the Warrants issuable on exercise of this Representatives' Option shall be as provided in the warrant certificate (the "Warrant Certificate") to be delivered to the Holder on exercise of this Representatives' Option. All anti-dilution and other rights shall be as provided for in the Warrant Certificate and as set forth in the warrant agreement by and between the Company and the Warrant Agent for the Company (the "Warrant Agreement"). The provisions of the Warrant Agreement relating to anti-dilution rights and any other rights and privileges granted to holders of publicly traded Warrants are incorporated by reference herein as if more fully set forth herein. Notwithstanding any other language to the contrary herein or in the Warrant Agreement by and between the Company and the Warrant Agent, in the event, prior to the exercise of this Warrant, Holders of publicly-traded Warrants shall be entitled to the benefit of any anti-dilution provisions of the Warrant Agreement or the Warrant Certificate then, in such event, the Warrants issuable upon exercise of this Representatives' Option shall be adjusted in accordance with the provisions of the anti-dilution provisions of the Warrant Certificate and the Warrant Agreement in a manner identical to the adjustments made pursuant to the anti-dilution provisions and other rights and privileges applicable to publicly-traded warrants. Any such adjustment may be made at or immediately following the date of exercise hereof. Notwithstanding any other language to the contrary herein, (i) the anti-dilution terms of this Representatives' Option will not be enforced so as to provide the Holder the right to receive, or for the accrual of, cash dividends prior to the exercise of this Representatives' Option, and (ii) the anti-dilution terms of this Representatives' Option will not be enforced in such a manner as to provide the Holder with disproportionate rights, privileges and economic benefits not provided to purchasers of Warrants as part of the Units in the Public Offering.

         7. The issuance of any Warrants or other securities upon the exercise of this Representatives' Option or any Warrant Shares upon the exercise of the Warrants, and the delivery of certificates or other instruments representing such securities, or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         8. (a) If, at any time after , 2005 (180 days after the Effective Date of the Registration Statement), and ending , 2011 (six years after the Effective Date of the Registration Statement), the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor form) with the Securities and Exchange Commission (the "Commission") while Warrants are available for purchase upon exercise of this Representatives' Option or while any Warrants or Warrant Shares (collectively, the "Representatives' Securities") are outstanding, the Company shall give the Holder and all the then holders of such Representatives' Options and Representatives' Securities at least 30 days prior written notice of the filing of such registration statement. If requested by the Holder or by any such holder in writing within 20 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Holder or such holder and the underwriting discounts and unaccountable expenses, if any, payable in respect of the securities sold by the Holder or any such holder), register or qualify the Representatives' Securities of the Holder or any such holders who shall have made such request concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Representatives' Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Representatives' Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company for its own account, then the Holder or any such holder who shall have requested registration of his or its Representatives' Securities shall delay the offering and sale of such Representatives' Securities (or the portions thereof so designated by such managing underwriter) for such period, not to exceed 90 days, as the managing underwriter shall request, provided that no such delay shall be required as to any Representatives' Securities if any securities of the Company are included in such registration statement for the account of any person other than the Company and the Holder unless the securities included in such registration statement for such other person shall have been reduced pro rata to the reduction of the Representatives' Securities which were requested to be included in such registration.

         (b) If at any time after , 2005 (180 days after the Effective Date of the Registration Statement), and before , 2010 (five years after the Effective Date of the Registration Statement), the Company shall receive a written request from holders of Representatives' Securities who, in the aggregate, own (or upon exercise of all Representatives' Options will own) a majority of the total number of Representatives' Securities, the Company shall, as promptly as practicable, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Representatives' Securities, and will use its best efforts through its officers, directors, auditors and counsel to cause such registration statement to become effective as promptly as practicable; provided, however, that the Company shall only be obligated to file and obtain effectiveness of one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Holder or such holders and underwriting discounts and unaccountable expenses, if any, payable in respect of the Representatives' Securities sold by the Holder or any such holder) shall be borne by the Company.

         (c) In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall use its best efforts to cause the Representatives' Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder or such holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this paragraph 8(c) in which it is not otherwise required to qualify to do business and provided further, that the Company has no obligation to qualify the Representatives' Securities where such qualification would cause any unreasonable delay or expenditure by the Company.

         (d) The Company shall keep effective any registration or qualification contemplated by this paragraph 8 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Holder or such holders to complete the offer and sale of the Representatives' Securities covered thereby. The Company shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Holder and such holders are first free to sell such Representatives' Securities; provided, however, that if the Company is required to keep any such registration or qualification in effect with respect to securities other than the Representatives' Securities beyond such period, the Company shall keep such registration or qualification in effect as it relates to the Representatives' Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

         (e) In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall furnish to the Holder and to each such holder such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents as the Holder or such holders may reasonably request in order to facilitate the disposition of the Representatives' Securities included in such registration.

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
         (f) In the event of a registration pursuant to the provisions of this paragraph 8, the Company shall furnish the Holder and each holder of any Representatives' Securities so registered with an opinion of its counsel to the effect that the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to such counsel's actual knowledge has the Securities and Exchange Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order and (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder. Such counsel shall also provide a Blue Sky Memorandum setting forth the jurisdictions in which the Representatives' Securities have been registered or qualified for sale pursuant to the provisions of paragraph 8(c).

         (g) The Company agrees that until all the Representatives' Securities have been sold under a registration statement or pursuant to Rule 144 under the Act or until the Representatives' Securities may be sold under Rule 144(k), it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Representatives' Securities to sell such securities under Rule 144.

         (h) The Holder and any holders who propose to register their Representatives' Securities under the Act shall execute and deliver to the Company a selling stockholder questionnaire on a form to be provided by the Company.

         (i) The Company shall not be required by the terms hereof to file a Registration Statement if, in the opinion of counsel to the holders of the Representatives' Securities and counsel for the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the holders of Representatives' Securities and the Company), the proposed public offering or other transfer as to which such Registration Statement is requested to be filed is exempt from applicable federal and state securities laws, rules, regulations and would result in unaffiliated purchasers or transferees obtaining securities that are not "restricted securities" as that term is defined in Rule 144 under the Act.

         9. (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Representatives' Securities, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or
(B) in any application or other document or communication (in this Section 9 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Representatives' Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Representatives' Securities by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Representatives' Option. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Representatives' Option.


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         If any action is brought against the Holder or any holder of any of the
Representatives' Securities or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may otherwise have to Holder or any holder of any of the Representatives' Securities) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

         (b) The Holder and each holder agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed any registration statement covering the Representatives' Securities held by the Holder and each holder and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and each holder in paragraph 9(a), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder and each holder by or on behalf of the Holder and each holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder and each holder pursuant to this paragraph 9(b), the Holder and each holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 9(a).

         (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to paragraph 9(a) or 9(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise because the indemnification provided for in this Section 9 is for any reason held to be unenforceable by the Company and the Holder and any holder, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement and any controlling person of the Company), as one entity, and the Holder and any holder of any of the Representatives' Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of the Holder or any holder), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and the Holder or any such holder in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company, by the Holder or by any holder of Representatives' Securities included in such registration, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Holder agree that it would be unjust and inequitable if the respective obligations of the Company and the Holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this paragraph 9(c). No person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this paragraph 9(c), each person, if any, who controls the Holder or any holder of any of the Representatives' Securities within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such person, shall have the same rights to contribution as such person and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this paragraph 9(c). Anything in this paragraph 9(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This paragraph 9(c) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

      10. The securities issued upon exercise of the Representatives' Options shall be subject to a stop transfer order and the certificate or certificates evidencing any such securities shall bear the following legend or a legend substantially similar thereto:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF (THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WITH THE SECURITIES ADMINISTRATORS OF CERTAIN STATES UNDER THE SECURITIES ("BLUE SKY") LAWS OF SUCH STATES. HOWEVER, NEITHER THE REPRESENTATIVES' OPTIONS NOR SUCH SECURITIES MAY BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT, (ii) A SEPARATE REGISTRATION STATEMENT UNDER SUCH ACT, OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND UNDER THE APPLICABLE BLUE SKY LAWS.

         11. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Representatives' Option (and upon surrender of any Representatives' Option if mutilated), and upon reimbursement of the Company's reasonable incidental expenses, including the posting of a lost certificate bond, if necessary, the Company shall execute and deliver to the Holder thereof a new Representatives' Option of like date, tenor and denomination.

         12. The Holder of any Representatives' Option shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Representatives' Option.

         13. This Representatives' Option shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws.



Dated:                      , 2005
       ---------------------


                                                        A4S SECURITY, INC.


                                                        By:
                                                            --------------------

        [SEAL]

                               FORM OF ASSIGNMENT

       (To be executed by the registered holder if such holder desires to transfer the attached Representatives' Option.)

         FOR VALUE RECEIVED, hereby sells, assigns and transfers unto Representatives' Option to purchase Warrants of A4S Security, Inc. (the "Company"), together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Representatives' Option on the books of the Company, with full power of substitution.

Dated:
       -------------------------


Signature:
           ----------------------------

Signature Guaranteed:
                      ------------------------



                                     NOTICE

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Representatives' Option in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.

                              ELECTION TO EXERCISE

             (To be executed by the holder if such holder desires to
                 exercise the attached Representatives' Option)

     The undersigned hereby exercises his or its rights to subscribe for _______ Warrants covered by the within Representatives' Option (each as defined in the within Representatives' Option) and tenders payment herewith in the amount of $ ________ or the undersigned elects to exercise its rights in accordance with the terms of Section 2(c) of the Representatives' Option, and requests that certificates for such Warrants be issued in the name of, and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print Name, Address and Social Security or
Tax Identification Number)

and, if such number of Warrants (or portions thereof) shall not be all the Warrants covered by the within Representatives' Option, that a new Representatives' Option for the balance of the Representatives' Options (or portions thereof) covered by the within Representatives' Option be registered in the name of, and delivered to, the undersigned at the address stated below.


Name:  _________________________________________________________________________
                                     (Print)

AdAddress:  ____________________________________________________________________


______________________
(Signature)


Dated:____________________________

Signature Guaranteed:

                                     NOTICE

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Representatives' Option in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by an eligible guarantor institution which is a participant in a Securities Transfer Association recognized program.